UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 22, 2008

Date of report (Date of earliest event reported)

CBRE REALTY FINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33050	30-0314655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Asylum Street, 31st Floor Hartford, Connecticut	06103
(Address of Principal Executive Offices)	(Zip Code)

(860) 275-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 24, 2008, CBRE Realty Finance, Inc. (the “Company”) issued a press release announcing that NYSE Regulation, Inc. (“NYSER”) provided the Company an official written notice, dated October 22, 2008, of its deficiency in meeting the requirements of Section 802.01C of the New York Stock Exchange (the “NYSE”) Listed Company Manual (the “Listed Company Manual”). In its notice, NYSER stated that the Company is not in compliance with the continued listing standard requiring a listed common stock to maintain a minimum average closing price of $1.00 per share for 30 consecutive trading days. The NYSE requires notification from the Company within 10 business days of the its intent to cure or its common stock would be subject to suspension or delisting procedures. The Company is currently exploring its options in respect to the deficiency notice. Under the Listed Company Manual, the Company has six months from the date of the NYSER notice to cure this deficiency before the NYSE initiates suspension and delisting procedures. During this period, the Company’s common stock will remain listed on the NYSE, provided that the Company continues to satisfy the minimum market capitalization standard under Section 802.01B of the Listed Company Manual which requires the Company to maintain a 30-trading-day average market capitalization of at least $25 million. The Company will continue to monitor its compliance with this standard but may not be able to maintain the required market capitalization level. Any failure to comply would result in immediate delisting from the NYSE without any cure period.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01.	Other Events.

As disclosed under Item 3.01 above, the Company announced that it will continue to monitor its compliance with Section 802.01B of the Listed Company Manual. In the event the Company is delisted from the NYSE due to a 30-trading-day market capitalization of less than $25 million, which will occur within the next two weeks unless the price of the Company’s common stock is at least $0.82 per share. If delisted, the Company expects its common stock will be traded through normal brokerage channels on the OTC Bulletin Board. A move to another exchange would not affect the Company’s business operations and would not change its SEC reporting requirements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2008

CBRE REALTY FINANCE, INC.

By:	/s/ Daniel Farr
Name:	Daniel Farr
Title:	Chief Financial Officer